EXHIBIT 11

                     EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                     SCHEDULE OF CALCULATION OF PER SHARE NET INCOME
                     -----------------------------------------------

                                               For the Three Months Ended        For the Six Months Ended
                                                      August 31, 1997                 August 31, 1997
                                                      ---------------                 ---------------
                                                        Weighted                           Weighted
                                               Net      Average      Per         Net       Average        Per
                                             Income     Shares      Share      Income      Shares        Share
                                           (Unaudited)                       (Unaudited)
                                            --------    --------    ------    -------      ------        ------
Shares outstanding and net income
 used in the determination of basic
 net income per share                     $ 4,672,000 11,025,158    $ .42  $ 8,040,000    11,036,836    $ .73

Options                                                  507,451                             487,515
                                          ----------- ----------    -----   ----------    ----------    -----

Used in the determination of
 primary net income per share             $ 4,672,000 11,532,609    $ .41  $ 8,040,000    11,524,351    $ .70

Options                                                   75,421                             103,298
                                          -----------  ----------   -----   ----------   ----------     -----

Used in the determination of
 fully diluted net income per share       $ 4,672,000 11,608,030    $ .40  $ 8,040,000    11,627,649    $ .69
                                          =========== ==========    =====   ==========   ==========     =====

EXHIBIT 11

                     EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                     SCHEDULE OF CALCULATION OF PER SHARE NET INCOME
                     -----------------------------------------------


                                                For the Three Months Ended        For the Six Months Ended
                                                      August 31, 1996                 August 31, 1996
                                                      ---------------                 ---------------
                                                        Weighted                           Weighted
                                               Net      Average      Per         Net       Average      Per
                                             Income     Shares      Share      Income      Shares      Share
                                           (Unaudited)                       (Unaudited)
                                            --------    --------    ------    -------      ------     ------
Shares outstanding and net income
 used in the determination of basic
 net income per share                     $ 6,040,000 10,888,234    $ .55   $ 9,545,000  10,948,277   $ .87

Options                                                  523,748                            504,630
                                          ----------- ----------    -----    ----------  ----------   -----

Used in the determination of
 primary net income per share             $ 6,040,000 11,411,982    $ .53   $ 9,545,000  11,452,907   $ .83

Options                                                   35,476                             59,829
                                          ----------- ----------    -----    ----------  ----------   -----

Used in the determination of
 fully diluted net income per share       $ 6,040,000 11,447,458    $ .53   $ 9,545,000  11,512,736   $ .83
                                          =========== ==========    =====    ==========  ==========   =====

EXHIBIT 11

                     EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                SCHEDULE OF CALCULATION OF PRO FORMA PER SHARE NET INCOME
                ---------------------------------------------------------


                                                For the Three Months Ended        For the Six Months Ended
                                                      August 31, 1997                 August 31, 1997
                                                      ---------------                 ---------------
                                           Pro Forma    Weighted             Pro Forma     Weighted
                                               Net      Average      Per         Net       Average      Per
                                             Income     Shares      Share      Income      Shares      Share
                                            --------    --------    ------     -------     ------      ------
Shares outstanding and net income
 used in the determination of basic
 net income per share                     $ 4,702,000 11,025,158    $ .43    $ 8,065,000  11,036,836   $ .73

Options                                                  507,451                             487,515
                                          ----------- ----------    -----     ----------  ----------   -----

Used in the determination of
 primary net income per share             $ 4,702,000 11,532,609    $ .41    $ 8,065,000  11,524,351   $ .70

Options                                                   75,421                             103,298
                                          ----------- ----------    -----     ----------  ----------   -----

Used in the determination of
 fully diluted net income per share       $ 4,702,000 11,608,030    $ .41    $ 8,065,000  11,627,649   $ .69
                                          =========== ==========    =====     ===========  =========   =====


EXHIBIT 11

                     EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                SCHEDULE OF CALCULATION OF PRO FORMA PER SHARE NET INCOME
                ---------------------------------------------------------



                                                For the Three Months Ended        For the Six Months Ended
                                                      August 31, 1996                   August 31, 1996
                                                      ---------------                   ---------------
                                           Pro Forma    Weighted             Pro Forma    Weighted
                                               Net      Average      Per         Net      Average      Per
                                             Income     Shares      Share      Income     Shares      Share
                                            --------    --------    ------    -------     --------    ------
Shares outstanding and net income
 used in the determination of basic
 net income per share                     $ 5,510,000 10,888,234    $ .51   $ 7,735,000  10,948,277  $ .71

Options                                                  523,748                            504,630
                                          ----------- ----------    -----    ----------  ----------  -----

Used in the determination of
 primary net income per share             $ 5,510,000 11,411,982    $ .48   $ 7,735,000  11,452,907  $ .68

Options                                                   35,476                             59,829
                                          ----------- ----------    -----    ----------  ----------  -----

Used in the determination of
 fully diluted net income per share       $ 5,510,000 11,447,458    $ .48   $ 7,735,000  11,512,736  $ .67
                                          =========== ==========    =====    ==========  ==========  =====
